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                                                                    EXHIBIT 21.1

             PDS FINANCIAL CORPORATION AND CONSOLIDATED SUBSIDIARIES

                             PARENT AND SUBSIDIARIES
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                                                                                         PERCENTAGE OF
                                                                                       VOTING SECURITIES
                                                             ORGANIZED UNDER            BENEFICIALLY OWNED
NAME OF COMPANY                                                 LAWS OF                   BY REGISTRANT
---------------                                                 -------                   -------------
REGISTRANT:
PDS Financial Corporation                                   Minnesota

CONSOLIDATED SUBSIDIARIES OF THE REGISTRANT:
PDS Financial Corporation - Nevada                          Nevada                         100
PDS Financial Corporation - Mississippi                     Mississippi                    100
PDS Casinos International, Inc.                             Minnesota                      100
Transcanada 2 Corporation                                   Minnesota                      100
PDS Financial Corporation - Colorado                        Colorado                       100

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